EXHIBIT 99.1

Company Contact:                                   Investor Relations:
Universal Power Group, Inc.                        Lambert, Edwards & Associates
469-892-1122                                       616-233-0500
Mimi Tan, SVP                                      Jeff Tryka, CFA
tanm@upgi.com                                      jtryka@lambert-edwards.com


         UNIVERSAL POWER GROUP REPORTS FOURTH QUARTER AND ANNUAL RESULTS

CARROLLTON, Texas, MARCH 29, 2010 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a provider of supply chain and other value-added services, reported operating results for the fourth quarter and year ended December 31, 2009.

The Company highlighted a number of achievements for the year, including the following:

     o    Completing a management transition and naming a new president and CEO;

     o Cancelling its agreement with its primary sourcing agent, resulting in enhanced efficiency, better responsiveness to customer demand and reduced operating costs over the long term;

     o Launching a line of Energizer(R) branded automotive power accessories under a licensing agreement with Energizer Battery, Inc.;

     o Launching Adventure Power(R), a complete line of recreational batteries for motorcycles and powersports;

     o Launching a revamped website to better showcase and market its product and service offerings;

     o Improving overall efficiencies by reducing inventory levels and better managing the supply chain;

     o Refinancing its working capital credit facility with a new one that increases borrowing capacity and lowers the cost of funds;

     o Settling at a discount of $300,000, the outstanding 6% notes payable balance of $4.0 million;

     o Improved operating results in the fourth quarter compared to the fourth quarter of 2008; and,

     o Achieving improved year-to-year operating results on a Non-GAAP basis after excluding settlement charges incurred in the first quarter.

"Overall, I am pleased with our accomplishments for 2009," stated UPG's President and Chief Executive Officer, Ian Edmonds. "I believe we have set the course for growth and better bottom-line results in the years to come. We made considerable strides in terms of our operating efficiency despite the challenging economic environment. And we've done that while continuing to deliver top-notch quality, value and service to our customers. We also took a number of steps which, in the short term, had an adverse impact on our net income. However, we believe these changes will result in long-term benefits. In addition, we achieved milestones in expanding our business into new markets and entering new strategic partnerships. Each has set the stage for future growth and will enhance our ability to meet the evolving needs of our customers."

FOURTH QUARTER AND FULL-YEAR OVERVIEW
Net sales for the fourth quarter rose 1.8 percent, to $28.0 million, from $27.5 million in the fourth quarter of 2008. Revenues from battery, related power accessories and other products increased 10.3 percent to $16.3 million in the fourth quarter of 2009, compared with $14.8 million for the fourth quarter of 2008. UPG attributed the improved sales to more targeted sales efforts, a modest improvement in consumer demand, and the impact of various operational efficiencies the Company put in place during the year. For the full year, net sales fell 5.7 percent, to $111.2 million, from $117.9 million last year. For the full year, net sales of batteries, related power accessories and other products decreased 5.8 percent, to $61.0 million, from $64.8 million in 2008. The decrease in year-to-year net sales was a function of general economic conditions during the first nine months of 2009.

UPG reported fourth quarter 2009 net sales from Broadview Security and its authorized dealers of $11.7 million, a decrease of 7.9 percent year-over-year from $12.7 million in the same quarter of 2008. For the full year, net sales from Broadview Security and its authorized dealers declined 5.6 percent year-over-year to $50.2 million, compared to $53.1 million in 2008. Net sales from Broadview Security and its authorized dealers accounted for 45.0 percent of total revenues in 2009 and in 2008.

Despite a 5.7 percent decline in net sales, UPG posted higher gross margins for the year of 17.4 percent of net sales, compared to 15.5 percent for 2008. UPG also reported gross profit of $19.4 million in 2009, compared to gross profit of $18.3 million for the prior year, attributing the growth to more focused sales efforts, reduced volatility in raw material costs and improved efficiencies across the Company's supply chain. Operating expenses increased by $2.2 million, or 14.5 percent, to $17.2 million in 2009, compared to $15.1 million in 2008. The Company attributed the increase to the $2.5 million in settlement charges incurred in the first quarter related to the departure of the Company's former CEO, and to the cancellation of the agreement with the Company's former primary independent sourcing agent.

For the full year, UPG reported operating income of $2.1 million, compared to operating income of $3.2 million for 2008. For the year, UPG reported a net loss of $0.1 million, or ($0.03) per share, compared to net income of $1.2 million, or $0.25 per share in the prior year.

Excluding the settlement charges incurred in the first quarter, UPG's non-GAAP operating income would have been $4.7 million, an increase of 44.0 percent over the prior year, and non-GAAP net income before provision for income taxes would have been $3.7 million, an increase of approximately 62.6 percent over 2008.

BALANCE SHEET AND FINANCIAL POSITION
In 2009, inventory was reduced by $6.3 million, to $31.0 million, in line with management's commitment to reduce inventory levels from the high levels at the end of 2008. Management remains focused on controlling inventory levels, improving overall operating efficiencies and increasing inventory turnover, while effectively supporting customer demand. UPG also reduced total outstanding indebtedness to $15.2 million, compared to $19.5 million at the end of 2008, reflecting the settlement of 6% notes payable to Zunicom, due in 2012 having an aggregate outstanding principal balance of approximately $4.0 million.

UPG generated operating cash flow of $5.9 million in the twelve months ended Dec. 31, 2009, compared to operating cash flow of $0.6 million in the same period of 2008. The improved cash generated by operations in 2009 was used primarily to reduce outstanding borrowings. The Company ended the year with $2.1 million in cash and cash equivalents.

Edmonds concluded: "We believe the steps we have taken over the past year to reduce our costs and expenses, combined with a more strategic approach to sales, have created growth opportunities for UPG that we hope to exploit in a strategic manner."

RECONCILIATION OF GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES TO NON-GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES (UNAUDITED)

The following table reconciles operating income and income before provision for income taxes, as reported in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to non-GAAP operating income and income before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, more accurately reflects our operating efficiency. Non-GAAP operating income and income before provision for income taxes are non-GAAP financial measures and should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Additionally, non-GAAP operating income and income before provision for income taxes may not be comparable to similar metrics used by others in our industry.

                                                                                               FINANCIAL SUMMARY (NON-GAAP)
                                                                                                        (UNAUDITED)
                                                                                                        DECEMBER 31,
                                                                                             --------------------------------------
                                                                                                 2009                      2008
                                                                                             ------------              ------------
Operating income and income before provision for
income taxes as reported:
    Operating expenses                                                                       $ 14,714,680              $ 15,063,398
    Settlement expenses                                                                         2,529,345                        --
                                                                                             ------------              ------------
    Total operating expenses                                                                   17,244,025                15,063,398

    Operating income                                                                            2,128,878                 3,234,670
    Other expense, net                                                                           (955,874)                 (957,557)
                                                                                             ------------              ------------
    Income before provision for income taxes                                                    1,173,004                 2,277,112

Non-GAAP measures to exclude settlement expenses
from operating expenses:
    Settlement expenses                                                                         2,529,345                        --
                                                                                             ------------              ------------
    Non-GAAP operating income                                                                $  4,658,223              $  3,234,670
                                                                                             ------------              ------------
    Non-GAAP income before provision for income taxes                                        $  3,702,349              $  2,277,113
                                                                                             ------------              ------------

CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call tomorrow, Tuesday, March 30, 2010 at 11:30 a.m. EDT (10:30 a.m. CDT) to discuss financial results for the fourth quarter and full year ended Dec. 31, 2009.

Interested parties may access the conference call by dialing 1.866.788.0538, passcode 59207467. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be made available through April 6, 2010 by calling 1.888.286.8010, passcode 25023912, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly, and coordinating battery recycling efforts as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                                                          December 31,
                                                                                             --------------------------------------
                                                                                                 2009                      2008
                                                                                             ------------              ------------
CURRENT ASSETS
  Cash and cash equivalents                                                                  $  2,059,475              $    326,194
  Restricted cash                                                                                      --                   900,000
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
     $452,200 and $1,143,213                                                                   11,440,179                12,423,279
    Other                                                                                          13,561                    50,303
  Inventories - finished goods, net of allowance for
    obsolescence of $756,671 and $358,350                                                      30,977,213                37,304,500
 Current deferred tax asset                                                                     1,151,635                 1,555,173
 Income tax receivable                                                                                 --                   193,386
 Prepaid expenses and other current assets                                                      1,064,152                   880,528
                                                                                             ------------              ------------
     Total current assets                                                                      46,706,215                53,633,363
PROPERTY AND EQUIPMENT
  Logistics and distribution systems                                                            1,807,069                 1,795,935
  Machinery and equipment                                                                         984,918                   651,916
  Furniture and fixtures                                                                          385,940                   436,424
  Leasehold improvements                                                                          388,334                   388,334
  Vehicles                                                                                        222,549                   155,630
                                                                                             ------------              ------------
     Total property and equipment                                                               3,788,810                 3,428,239
  Less accumulated depreciation and amortization                                               (1,940,715)               (1,407,712)
                                                                                             ------------              ------------
    Net property and equipment                                                                  1,848,095                 2,020,527
OTHER ASSETS                                                                                      313,754                    86,879
NON-CURRENT DEFERRED TAX ASSET                                                                    771,490                        --
                                                                                             ------------              ------------
TOTAL ASSETS                                                                                 $ 49,639,554              $ 55,740,769
                                                                                             ============              ============

                           UNIVERSAL POWER GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                                         December 31,
                                                                                              -------------------------------------
                                                                                                  2009                     2008
                                                                                              ------------             ------------
CURRENT LIABILITIES
  Line of credit                                                                              $ 15,174,305             $ 14,351,775
  Accounts payable                                                                              11,971,502               16,418,768
  Income taxes payable                                                                             698,654                   24,712
  Accrued liabilities                                                                              384,976                  175,388
  Interest rate swap liability                                                                          --                  484,131
  Current portion of payable to Zunicom, Inc.                                                           --                1,462,500
  Current portion of settlement expenses                                                           955,730                       --
  Current portion of capital lease obligations                                                      25,535                       --
  Current portion of deferred rent                                                                  92,040                   57,984
                                                                                              ------------             ------------
     Total current liabilities                                                                  29,302,742               32,975,258
 LONG-TERM LIABILITIES
   Notes payable to Zunicom, Inc., less current portion                                                 --                3,656,250
   Settlement expenses, less current portion                                                       985,027                       --
   Capital lease obligations, less current portion                                                  50,606                       --
   Deferred rent, less current portion                                                              36,103                  168,317
   Non-current deferred tax liability                                                              233,654                  230,611
                                                                                              ------------             ------------
     Total long-term liabilities                                                                 1,305,390                4,055,178
                                                                                              ------------             ------------
TOTAL LIABILITIES                                                                               30,608,132               37,030,436
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDERS' EQUITY
  Common stock - $0.01 par value, 50,000,000 shares
   authorized, 5,000,000 shares issued and outstanding                                              50,000                   50,000
  Additional paid-in capital                                                                    15,951,626               15,529,783
  Retained earnings                                                                              3,314,887                3,450,076
  Accumulated other comprehensive loss                                                            (285,091)                (319,526)
                                                                                              ------------             ------------
     Total shareholders' equity                                                                 19,031,422               18,710,333
                                                                                              ============             ============
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                    $ 49,639,554             $ 55,740,769
                                                                                              ============             ============

                           UNIVERSAL POWER GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                        December 31,
                                                                                       --------------------------------------------
                                                                                             2009                         2008
                                                                                       ----------------            ----------------
Net sales                                                                              $    111,170,726            $    117,897,644
Cost of sales                                                                                91,797,823                  99,599,576
                                                                                       ----------------            ----------------
Gross profit                                                                                 19,372,903                  18,298,068
Operating expenses                                                                           17,244,025                  15,063,398
                                                                                       ----------------            ----------------
Operating income                                                                              2,128,878                   3,234,670
Other income (expense)
   Interest expense (including $310,000 and $346,000 to
   Zunicom, Inc.)                                                                              (953,251)                 (1,003,195)
   Other, net                                                                                    (2,623)                     45,638
                                                                                       ----------------            ----------------
      Total other expense, net                                                                 (955,874)                   (957,557)
                                                                                       ----------------            ----------------
Income before provision for income taxes                                                      1,173,004                   2,277,113
Provision for income taxes                                                                   (1,308,193)                 (1,050,990)
                                                                                       ----------------            ----------------
Net income                                                                             $       (135,189)           $      1,226,123
                                                                                       ================            ================
Net income per share
   Basic and Diluted                                                                   $          (0.03)           $           0.25
                                                                                       ================            ================
Weighted average shares outstanding
   Basic and diluted                                                                          5,000,000                   5,000,000
                                                                                       ================            ================

                                              UNIVERSAL POWER GROUP, INC.
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                            December 31,
                                                                                                 ----------------------------------
                                                                                                     2009                  2008
                                                                                                 -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                                                $  (135,189)           $ 1,226,123
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                                      802,454                547,256
  Provision for bad debts                                                                            415,808              1,143,213
  Provision for obsolete inventory                                                                   599,145                180,000
  Deferred income taxes                                                                             (196,857)              (202,298)
  Loss on disposal of property and equipment                                                           2,623                  6,064
  Stock-based compensation                                                                            36,969                148,099
Changes in operating assets and liabilities:
  Accounts receivable - trade                                                                        592,626               (973,062)
  Accounts receivable - other                                                                         36,742                 98,959
  Inventories                                                                                      5,945,535             (5,139,123)
  Income tax receivable/payable                                                                      867,328               (193,386)
  Prepaid expenses and other current assets                                                         (183,624)                   379
  Other assets                                                                                       (60,716)               (42,920)
  Accounts payable                                                                                (4,448,443)             4,161,418
  Accrued liabilities                                                                               (222,367)              (337,148)
  Settlement expenses                                                                              1,940,758                     --
  Deferred rent                                                                                      (98,159)               (18,921)
                                                                                                 -----------            -----------
Net cash provided by operating activities                                                          5,894,633                604,653

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                                                 (56,761)              (851,766)
  Proceeds from sale of equipment                                                                      1,000                  1,134
  Escrow deposit                                                                                     900,000               (900,000)
  Net cash paid in Monarch acquisition                                                              (892,000)                    --
                                                                                                 -----------            -----------
Net cash used in investing activities                                                                (47,761)            (1,750,632)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net activity on line of credit                                                                     822,530              1,518,744
  Payments on capital lease and note obligations                                                     (16,454)                (6,609)
  Payment on notes to Zunicom, Inc.                                                               (4,919,667)              (731,250)
                                                                                                 -----------            -----------
Net cash provided by (used in) financing activities                                               (4,113,591)               780,885

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                               1,733,281               (365,094)
Cash and cash equivalents at beginning of year?                                                      326,194                691,288
                                                                                                 -----------            -----------
Cash and cash equivalents at end of year                                                         $ 2,059,475            $   326,194
                                                                                                 ===========            ===========

SUPPLEMENTAL DISCLOSURES
Income taxes paid                                                                                $   871,052            $ 1,387,650
                                                                                                 ===========            ===========
Interest paid                                                                                    $   972,784            $ 1,003,195
                                                                                                 ===========            ===========

NONCASH FINANCING AND INVESTING ACTIVITIES
Property and equipment acquired through capital leases or notes
payable                                                                                          $    86,066            $        --
                                                                                                 ===========            ===========
Cumulative tax effect of Unicap adjustment treated as a capital                                  $   185,791            $        --
contribution from Zunicom, Inc.
                                                                                                 ===========            ===========
Gain on settlement with Zunicom, Inc.                                                            $   301,641            $        --
                                                                                                 ===========            ===========